UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2026
Date of Report (date of earliest event reported)

Fulton Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania		001-39680		23-2195389
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Square,	P.O. Box 4887	Lancaster,	Pennsylvania	17604
(Address of Principal Executive Offices)				(Zip Code)
(717) 291-2411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, the Fulton Financial Corporation (“Fulton”) board of directors (the “Board”) elected David S. Schulz (“Mr. Schulz”), age 60, to the Board for a term commencing September 14, 2026 and expiring at Fulton’s 2027 annual meeting of shareholders. Mr. Schulz served as Senior Vice President and Chief Financial Officer of Wesco International, Inc. (“Wesco”) (NYSE: WCC) from 2016 to June 2020, Executive Vice President and Chief Financial Officer of Wesco from June 2020 to February 2026 and as Executive Vice President and Special Advisor to the CEO of Wesco from February 2026 until his retirement on May 31, 2026. Prior to joining Wesco, Schulz served as Senior Vice President and Chief Operating Officer of Armstrong Flooring, Inc. and was previously Senior Vice President and Chief Financial Officer of Armstrong World Industries, Inc. and Vice President of Finance of the Armstrong Building Products division. Before joining Armstrong World Industries in 2011, he held various financial leadership roles with Procter & Gamble and The J.M. Smucker Company. He was also an officer in the United States Marine Corps.
Prior to his election, the Board determined that Mr. Schulz is independent pursuant to NASDAQ and Securities and Exchange Commission rules. Mr. Schulz will also serve as a member of Fulton’s Audit Committee and Risk Committee.
There is no arrangement or understanding between Mr. Schulz and any other person pursuant to which Mr. Schulz was selected as a director.
Mr. Schulz will receive the compensatory and other agreements and arrangements provided to other Fulton non-employee directors, including a cash retainer and equity awards described in Fulton’s Proxy Statement dated April 1, 2026 under the heading “Director Compensation,” except that, effective January 1, 2026, the annual cash retainer and annual equity award provided to Fulton non-employee directors were increased to $80,000 and $90,000, respectively. Concurrently with the commencement of Mr. Schulz’s term as a Fulton director, Mr. Schulz will receive a pro rata grant of restricted stock units (“RSUs”) under Fulton’s Amended and Restated 2023 Director Equity Plan having a grant date fair value equal to approximately $64,400. The RSUs will vest on June 1, 2027.
There are no related party transactions in which Mr. Schulz or any of his immediate family members have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.
On July 21, 2026, the Fulton Bank, National Association (the “Bank”) board of directors (the “Bank Board”) also elected Mr. Schulz to the Bank Board for a term commencing September 14, 2026 and expiring at the Bank’s 2027 annual meeting of shareholders.
On July 21, 2026, Fulton issued a press release, attached as Exhibit 99.1 and incorporated herein by reference to this Current Report on Form 8-K, to announce the election of Mr. Schulz.

Exhibit No.	Description
99.1	Press Release dated July 21, 2026
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2026	FULTON FINANCIAL CORPORATION
By: /s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary